Exhibit 3.1

                                     CHARTER

                                       OF

                       SOUTHERN HERITAGE BANCSHARES, INC.


        The undersigned person, having capacity to contract and act as the Incorporator of a corporation under the Tennessee Business Corporation Act, adopts the following Charter for such Corporation:

        1.      Name. The name of the Corporation is:
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                       SOUTHERN HERITAGE BANCSHARES, INC.

        2.      Stock.  The authorized  amount of common voting stock of the
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Corporation shall be two million (2,000,000) shares of common stock having $1.00 par value, that have unlimited voting rights and that are entitled to receive the net assets of the Corporation upon dissolution. Except as provided in the Bylaws, there shall be no preemptive rights for holders of common stock.

        The authorized amount of preferred stock of the Corporation shall be one million (1,000,000) shares, but said preferred stock may be increased or decreased from time to time in accordance with the provisions of the laws of Tennessee. Except as otherwise limited by law, the Board of Directors shall be empowered to issue such stock in one or more series, and with such rights and preferences and upon such terms, including convertibility, as the Board shall determine.

        3.      Registered Agent. The Corporation's initial registered office is
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3020 Keith Street, Cleveland, Tennessee  37312, which is located in Bradley
County, and its initial registered agent at that office is J. Lee Stewart.

        4.      Incorporator.  The Incorporator of the Corporation is:
                ------------

                                 Steven J. Eisen
                                 Commerce Center
                         211 Commerce Street, Suite 1000
                           Nashville, Tennessee 37201


        5.      Principal Office.  The principal office of the Corporation is:
                ----------------

                                3020 Keith Street
                           Cleveland, Tennessee 37312

        6.      Profit.  The Corporation is for profit.
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        7.      Purpose.  The purpose or purposes for which the  Corporation  is
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organized are:

                To acquire by purchase, lease or otherwise, and to hold, operate, manage, develop, encumber and otherwise deal with any and all kinds of real and personal property and to engage in any business not prohibited by law under the laws of Tennessee; and to do any and all things necessary or incidental in the operation of such business or businesses.

        8.      Board  of  Directors.  The  property, affairs  and  business  of
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the corporation shall be managed by a Board of  Directors.  The number of directors shall be as specified in the Bylaws of the corporation. The Board of Directors may change the number of authorized directors from time to time by amending the bylaws pursuant to a resolution adopted by a majority vote of the entire Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent directors.

                (a)     Notice of Nominations.  Directors  shall be elected at
                        ---------------------
        the annual shareholders' meeting, and nominations for directors must be mailed to and received by the secretary of the Corporation at the principal office of the Corporation not less than one hundred twenty
        (120) days prior to the meeting at which  directors are to be elected.

                (b)     Classes.  The Board of  Directors shall be divided  into
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        three  (3) classes, designated  Classes  I, II and III, with each  class to be as nearly equal in number as possible. The first term of office of the directors in Class I shall expire at the first annual shareholders' meeting that takes place after the election of the directors in Class I. The first term of office of the directors in Class II shall expire at the second annual shareholders' meeting that takes place after the election of the directors in Class II. The first term of office of the directors in Class III shall expire at the third annual shareholders' meeting that takes place after the election of the directors in Class III. Subject to the foregoing, at each annual shareholders' meeting, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual shareholders' meeting and until their successors are elected and qualified. A director need not be a shareholder in order to be elected to the Board of Directors.

                (C)     Removal. Any or all of the directors of the Corporation
                        -------
        may be removed for cause by a vote of a majority of the entire Board of Directors. "Cause" shall include, but not be limited to, a director willfully or without reasonable cause being absent from any regular or special meeting for the purpose of obstructing or hindering the business of the Corporation, final conviction of a felony, declaration of unsound mind by court order, adjudication of bankruptcy or conduct otherwise prejudicial to the interest of the Corporation.

                (d)     Vacancies. Newly created directorships resulting from an
                        ---------
        increase in the number of authorized directors and vacancies occurring in the Board of Directors for any reason, including, without limitation, removal from office by vote of the directors as herein provided, shall be filled only by a vote of the majority of the directors then in

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        office.  Any director so elected shall hold office until the annual meeting of shareholders at which the term of the class to which he has been elected expires.

                (e)     Amendment of this Section.  The provisions of this
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        Section 8 may not be repealed or amended in any  respect,  nor may the number of directors be increased by shareholders, unless such action is approved by the affirmative vote of the holders of not less than 75% of the outstanding voting shares of the corporation, subject to the provisions of any series of preferred shares which may at the time be outstanding.

                (f) Powers. In furtherance and not in limitation of the powers conferred by the laws of the State of Tennessee, the Board of Directors is expressly authorized and empowered:

                        i) To make, alter, amend and repeal the Bylaws, subject to the power of the shareholders to alter or repeal the Bylaws made by the Board of Directors;

                        i) To authorize and issue, without shareholder consent, obligations of the Corporation, secured and unsecured, under such terms and conditions as the Board in its sole discretion may determine, and to pledge or mortgage as security therefor real or personal property of the Corporation, including after acquired property;

                        iii) To determine whether any and, if so, what part of the capital of the Corporation in compliance with applicable law shall be paid in dividends to the shareholders, and to direct and determine other use and disposition of any such capital;

                        iv) To establish bonus, profit sharing, stock option, or other types of incentive compensation plans for the employees, including officers and directors of the Corporation; to fix the amount of profits to be shared or distributed; and to determine the persons who participate in any such plans and the amount of their respective participations;

                        v) To designate by resolution or resolutions passed by a majority of the whole Board one or more committees, each consisting of two (2) or more directors, which, to the extent permitted by law and authorized by the resolution or the Bylaws, shall have and may exercise the powers of the Board;

                        vi) To elect such officers as the Board may deem necessary, who shall have such authority and perform such duties as may be prescribed from time to time by the Board;

                        vii) To provide for the reasonable compensation of its own members in the Bylaws and to fix the terms and conditions upon which such compensation will be paid;

                        viii) To declare, in addition to the dividend declaration rights provided in the Tennessee Business Corporation Act, a one-for-one stock dividend only to
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                shareholders who beneficially own less than 20% of the
                outstanding voting shares of the corporation;

                        ix) In addition to the powers and authority hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject nevertheless to the provisions of the laws of the State of Tennessee, this Charter, and the Bylaws of the Corporation.

        9.      Amendment of Quorum or Voting Requirement. The shareholders may
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adopt or amend a bylaw that fixes a greater quorum or voting  requirement  for shareholders  (or voting groups of shareholders) than is required by law.

        10.     Liability
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                (a)     To the fullest  extent that the law of the State of
        Tennessee, and applicable federal law, as such exist on the date hereof or as such may hereafter be amended, permit the limitation or elimination of the liability of directors, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

                (b) The Corporation shall have the power to indemnify any director, officer, employee, agent of the Corporation, or any other person who is serving at the request of the Corporation in any such capacity with another Corporation, partnership, joint venture, trust, or other enterprises to the fullest extent permitted by the law of the State of Tennessee and applicable federal law, as such exist on the date hereof or as such may hereafter be amended, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee, or agent and may inure to the benefit of the heirs, executors, and administrators of such a person.

                (c) If the Tennessee Business Corporation Act is amended after approval of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended, and applicable federal law. Any repeal or modification of this Paragraph 10 by the shareholders or the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to events occurring prior to such time.

                (d) The private property or shareholders shall not be subject to the payment of any corporate debts to any extent whatever.

        11.     Powers. This Corporation shall have all the powers granted to
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corporations under the Tennessee Business Corporation Act.

        12.     Written  Consent.  Whenever the board of directors  or the
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shareholders of the Corporation  are required or permitted to take any action by


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vote,  such action may be taken without a meeting on written  consent,  setting forth the action so taken, signed by all of the directors or shareholders entitled to vote thereon.

        13.     Amendment of Charter.  Except as provided in Article 8, the
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provisions  of this Charter may be amended,  altered,  or repealed  from time to time to the extent, and in the manner prescribed by the laws of the State of Tennessee and the provisions of this charter, and any additional provisions so authorized may be added. All rights herein conferred on the directors, officers, and shareholders are granted subject to this reservation.

        14.     Fiscal Year. The Corporation's fiscal year shall end on December
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31 of each year until changed by the Board of Directors or Bylaws.

         Dated: March 31, 2004



                                             /s/ Steven J. Eisen
                                             -----------------------------------
                                             Steven J. Eisen, Incorporator




                          This Instrument Prepared By:
               Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
                         211 Commerce Street, Suite 100
                           Nashville, Tennessee 37201
                                 (615) 726-5600